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                                                                    EXHIBIT 21


                       WARNACO GROUP INC. AND SUBSIDIARIES

Subsidiaries of the Registrant

     Warnaco Group Inc. ("Warnaco"), a Delaware corporation, consolidates all majority owned subsidiaries. The principal consolidated subsidiaries, all of which are wholly owned by Warnaco or its wholly-owned subsidiaries, except as indicated, are listed below. Included on the list are subsidiaries which individually are not significant subsidiaries but primarily represent subsidiaries in countries in which the Company has operations. The names of Warnaco's other consolidated subsidiaries, which are primarily wholly owned by Warnaco or its wholly-owned subsidiaries, are not listed because all such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

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                                                            Incorporation
Company                                                     Country or State
-------------------------------------------------------     -------------------
184 Benton Street Inc.                                      Delaware
A.B.S. Clothing Collection Inc.                             California
Abbeville Manufacturing Co.                                 Delaware
Authentic Fitness Corporation                               Delaware
Authentic Fitness de Mexico, S.A. de C.V.                   Mexico
Authentic Fitness (H.K.) Ltd.                               Barbados
Authentic Fitness of Canada Inc.                            Canada
Authentic Fitness Online Inc.                               Nevada
Authentic Fitness Products Inc.                             Delaware
Authentic Fitness Retail Inc.                               Delaware
CCC Acquisition Corp.                                       Delaware
C.F. Hathaway Company                                       Delaware
Calvin Klein France SnC                                     France
Calvin Klein Jeanswear Company                              Delaware
Centro de Corte de Tetla S.A. de C.V.                       Mexico
CKJ Holdings Inc.                                           Delaware
Designer Holdings Ltd.                                      Delaware
Designer Holdings Overseas Ltd.                             Hong Kong
Donatex-Warnaco S.A.                                        Belgium
Eratex-Warnaco Lac Two GmbH & Co. KG                        Germany
Euralis S.A.S.                                              France
Gregory Street Inc.                                         Delaware
Hamlet Manufacturing S.A.                                   Honduras
Hamlet Shirt Company Ltd.                                   United Kingdom
Jeanswear Holdings Inc.                                     Delaware
Juarmex S.A. de C.V.                                        Mexico
Kai Jay Manufacturing Company                               Delaware
Lejaby S.A.S.                                               France
Lenitex-Warnaco GesmbH                                      Austria
Leratex-Warnaco Ltd.                                        United Kingdom
Linda Vista de Tlaxcala S.A. de C.V.                        Mexico
Linda Vista de Veracruz S.A. de C.V.                        Mexico
Lintex-Warnaco S.A.                                         Switzerland
Mullion Int. BVI                                            British Virgin Islands
Myrtle Avenue Inc.                                          Delaware
Olga de Villanueva S.A.                                     Honduras
Olguita de Mexico S.A.                                      Mexico
Outlet Holdings Inc.                                        Delaware
Outlet Stores Inc.                                          Delaware
Penhaligon's by Request, Inc.                               Delaware
PMJ S.A.                                                    France
Private Pleasures Ltd.                                      United Kingdom
Rio Sportswear Inc.                                         Delaware
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
                                                            Incorporation
Company                                                     Country or State
----------------------------------------------------        -------------------
Ubertech Products Inc.                                      Delaware
Vista de Huamantla S.A. de C.V.                             Mexico
Vista de Puebla S.A. de C.V.                                Mexico
Vista de Yucatan, S.A. de C.V.                              Mexico
WAC Internacional Distribucion S.A. de C.V.                 Mexico
Warnaco (H.K.) Ltd. Barbados                                Barbados
Warnaco B.V.                                                Netherlands
Warnaco France SARL                                         France
Warnaco Germany GmbH                                        Germany
Warnaco Holland B.V.                                        Netherlands
Warnaco Inc.                                                Delaware
Warnaco International LLC                                   Delaware
Warnaco Intimo S.A.                                         Spain
Warnaco Japan K.K.                                          Japan
Warnaco Lac One GmbH                                        Germany
Warnaco Lac Two GmbH                                        Germany
Warnaco Ltd. (U.K.)                                         United Kingdom
Warnaco Men's Sportswear Inc.                               Delaware
Warnaco Netherlands B.V.                                    Netherlands
Warnaco of Canada Company                                   Canada
Warnaco Operations Corporation                              Delaware
Warnaco Portugal-Vestuario e Acessorios,
  Sociedade Unipessoal, Lda.                                Portugal
Warnaco Puerto Rico Inc.                                    Delaware
Warnaco Singapore Private Ltd.                              Singapore
Warnaco Sourcing Inc.                                       Delaware
Warnaco SrL                                                 Italy
Warnaco U.S., Inc.                                          Delaware
Warner's (EIRE) Teoranta                                    Ireland
Warner's (U.K.) Ltd.                                        United Kingdom
Warner's Aiglon S.A.                                        France
Warner's Company (Belgium) S.A.                             Belgium
Warner's de Costa Rica Inc.                                 Delaware
Warner's de Honduras S.A.                                   Honduras
Warner's de Mexico S.A. de C.V.                             Mexico
Williams Manufacturing S.A.                                 Honduras
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